Exhibit 21.1
Quest Diagnostics Incorporated (DE)1
(Incorporated on December 12, 1990 in Delaware; EIN: 16-1387862)
Subsidiaries, Joint Ventures and Affiliates

Company	Registered Alternate name

100% Quest Diagnostics Holdings Incorporated (DE)
100% Quest Diagnostics International Holdings Limited (UK)
100% Quest Diagnostics Holdings Ltd. (UK)
100% ExamOne Canada, Inc. (New Brunswick)
100% Quest Diagnostics Brasil Holdings Ltd. (UK)
99.9% Quest Diagnostics HTAS India Private Limited (India) (0.1% Quest Diagnostics International Holdings Limited (UK)
100% Quest Diagnostics of Puerto Rico, Inc. (PR)
100% Quest Diagnostics Ireland Limited (Ireland)
100% Quest Diagnostics (Shanghai) Co., Ltd. (China)
100% Quest Diagnostics Subsidiary Holdings Ltd. (UK)
40% Q Squared Solutions Holdings Limited (UK)
100% Quest Diagnostics Clinical Laboratories, Inc. (DE)	Advanced Toxicology Network Smithkline Beecham Clinical Laboratories Quest Diagnostics Solstas Lab Partners Group Solstas Lab Partners
100% LabOne, LLC (MO)	Quest Diagnostics LabOne, LLC of Kansas
100% ExamOne World Wide, Inc. (PA)
100% ExamOne LLC (DE)
100% ExamOne World Wide of NJ, Inc. (NJ)
51% DGXWMT JV, LLC (DE)	Health Check by Quest Diagnostics
100% Quest HealthConnect, LLC (CA)
100% Quest Diagnostics Health & Wellness, LLC (DE)
100% LabOne of Ohio, Inc. (DE)	Quest Diagnostics LabOne
51% Diagnostic Laboratory of Oklahoma LLC (OK)
100% Mid America Clinical Laboratories, LLC (IN)
49% Sonora Quest Laboratories LLC (AZ)
70% Quest Diagnostics Domestic Holder LLC (DE)
40% Q Squared Solutions Holdings, LLC (DE)

100% Quest Diagnostics do Brasil Ltda. (Brazil)

100% Quest Diagnostics Incorporated (MD)
100% Diagnostic Reference Services Inc. (MD)
100% Pathology Building Partnership (MD) (gen. ptnrshp.)
1 Registered Alternate Name: QDI Delaware Incorporated
1 Revised: January 1, 2021
79104.1

100% Quest Diagnostics India Private Limited (India)

100% Quest Diagnostics Infectious Disease, Inc. (DE)
(30%) Quest Diagnostics Domestic Holder LLC (DE)

100% Quest Diagnostics International LLC (DE)

100% Quest Diagnostics Investments LLC (DE)

100% Quest Diagnostics LLC (IL)	Quest Diagnostics LLC
100% Quest Diagnostics LLC (MA)	Quest Diagnostics LLC Quest Diagnostics of Connecticut LLC
81.1% Quest Diagnostics Massachusetts LLC (MA)
100% Quest Diagnostics LLC (CT)

100% Quest Diagnostics Mexico Holding Company Trust (Mexico)
100% Quest Diagnostics Mexico, S de RL de CV (Mexico)
100% Quest Diagnostics Terracotta LLC (DE)

100% Quest Diagnostics Nichols Institute (CA)	Nichols Institute

100% Quest Diagnostics of Pennsylvania Inc. (DE)
51% Quest Diagnostics Venture LLC (PA)
53.5% Associated Clinical Laboratories of Pennsylvania, L.L.C. (PA)
1% Associated Clinical Laboratories, L.P. (PA)
52.97% Associated Clinical Laboratories, L.P. (PA)

100% Quest Diagnostics Receivables Inc. (DE)

100% Quest Diagnostics TB, LLC (DE)

100 % Quest Diagnostics Ventures LLC (DE)

100% Athena Diagnostics, Inc. (DE)

100% American Medical Laboratories, Incorporated (DE)
100% Quest Diagnostics Nichols Institute, Inc. (VA)	Nichols Institute
100% Quest Diagnostics Incorporated (NV)	Quest Diagnostics Incorporated of Nevada Quest Diagnostics

100% Blueprint Genetics Oy (Finland)
100% Blueprint Genetics FZ-LLC (UAE)
2 Revised: January 1, 2021
79104.1

100% Blueprint Genetics Inc. (DE)

100% Clearpoint Diagnostic Laboratories, LLC (TX)

100% Cleveland HeartLab, Inc. (DE)	Cleveland Heartlab Services, Inc.

100% Isabella Street Urban Renewal, LLC (NJ)

100% Med Fusion, LLC (TX)	med fusion med fusion clin-trials med fusion clin-labs

100% Nomad Massachusetts, Inc. (MA)
100% Laboratorio de Analisis Biomedicos, S.A. (Mexico)

100% Reprosource Fertility Diagnostics, Inc. (MA)

100% Unilab Corporation (DE)	Quest Diagnostics

100% AmeriPath, Inc. (DE)
100% AmeriPath Cincinnati, Inc. (OH)	Richfield Laboratory of Dermatopathology
100% AmeriPath Cleveland, Inc. (OH)	AmeriPath GI Institute Dermpath Diagnostics
100% AmeriPath Consolidated Labs, Inc. (FL)
100% AmeriPath Florida, LLC (DE)
AmeriPath Central Florida
AmeriPath Northeast Florida
AmeriPath Southwest Florida
Bay Area Dermatopathology
Dermpath Diagnostics
Dermpath Diagnostics Bay Area
Institute for Immunofluorescence
Institute for Podiatric Pathology

100% AmeriPath Hospital Services Florida, LLC (DE)
100% AmeriPath Kentucky, Inc. (KY)
3 Revised: January 1, 2021
79104.1

100% AmeriPath Lubbock 5.01(A) Corporation (TX)	Arlington Pathology Associates Dermpath Diagnostics Texas North Arlington Pathology Associates Pathology Associates of Texas
100% AmeriPath New York, LLC (DE)	AmeriPath East AmeriPath Gastrointestinal Diagnostics AmeriPath Northeast Dermpath Diagnostics Dermpath Diagnostics NE-Braintree Ackerman Academy of Dermatopathology Dermpath Diagnostics New York
100% AmeriPath Texas Inc. (DE)
100% AmeriPath Tucson, Inc. (AZ)	AmeriPath Arizona
100% Consolidated DermPath, Inc. (DE)
100% DFW 5.01(a) Corporation (TX)	AmeriPath North Texas AmeriPath Dallas AmeriPath DFW 5.01(a) Corporation
100% Diagnostic Pathology Services, Inc. (OK)	AmeriPath Oklahoma
100% Kailash B. Sharma, M.D., Inc. (GA)
100% Nuclear Medicine and Pathology Associates (GA)
100% Institute for Dermatopathology, Inc. (PA)	AmeriPath Mid Atlantic Dermpath Diagnostics The Dermatopathology Laboratory
100% Ocmulgee Medical Pathology Association, Inc. (GA)	AmeriPath Georgia Gastrointestinal Diagnostics Dermpath Diagnostics
100% Specialty Laboratories, Inc. (CA)	Quest Diagnostics Nichols Institute of Valencia, Inc.
Additional Entities Consolidated for Accounting Purposes
AmeriPath Indianapolis, PC (IN)	AmeriPath Indianapolis, PSC Dermpath Diagnostics
Colorado Pathology Consultants, P.C. (CO)	AmeriPath Colorado Dermpath Diagnostics
Dermatopathology of Wisconsin, S.C. (WI)	AmeriPath Great Lakes
Hoffman, M.D., Associated Pathologists, Chartered (NV)	Associated Pathologists, Chartered AmeriPath Nevada
Kilpatrick Pathology, P.A. (NC)
PhenoPath Laboratories, PLLC (WA)
4 Revised: January 1, 2021
79104.1

5 Revised: January 1, 2021
79104.1